UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VANECK BNB ETF
(Exact name of registrant as specified in its charter)

Delaware	33-6988309
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o VanEck Digital Assets, LLC
666 Third Avenue, 9th Floor
New York, New York
(Address of principal executive officers)	10017
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of VanEck BNB ETF	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-286959
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.
The description of the common shares (“Shares”) representing fractional undivided beneficial interest in VanEck BNB ETF (the “Registrant”) to be registered hereunder is set forth in and incorporated herein by reference to Amendment No. 5 to the Registrant's Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 15, 2026 (File No. 333-286959) and all amendments and supplements to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 22, 2026
VanEck BNB ETF

	By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

	By:	/s/ Matthew A. Babinsky
	Name:	Matthew A. Babinsky
	Title:	Vice President

*The Registrant is a trust and the person specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the Registrant.